UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________________________

FORM 8-K
______________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 11, 2026
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Luxfer Holdings PLC
__________________________
(Name of Registrant as Specified in Charter)

England and Wales	001-35370	98-1024030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3016 Kansas Avenue,
Riverside, CA, 92507
(Address and Zip Code of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: +1 414-269-2419

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value £0.50 each	LXFR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5         Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2026 AGM on Thursday, June 11, 2026, in Manchester, England. There were 27,006,409 ordinary shares issued and outstanding at the close of business on April 17, 2026, the voting record date, which were entitled to receive notice of, and vote at, the AGM. Holders of 24,297,754 ordinary shares (90.0%) were represented in person or by proxy at the AGM, constituting a quorum.

At the AGM, the Company’s shareholders voted on fourteen resolutions; each of which is described in detail on pages 14-23 of the Proxy Statement. The number of votes cast for or against, and the number of abstentions and any non-votes, with respect to each resolution are set forth below. The results detailed below represent final voting results.

Ordinary Resolutions 1-7: Election of Directors

The nominees listed below were elected to serve as Directors of the Company for a one year term, expiring on completion of the 2027 Annual General Meeting of Shareholders.

Nominee	Votes For	Votes Against	Abstentions	Non-Votes
Andy Butcher	22,497,143	78,822	2,687	1,719,102
Patrick Mullen	22,295,622	280,344	2,686	1,719,102
Clive Snowdon	21,816,453	759,512	2,687	1,719,102
Lisa Trimberger	22,370,404	205,662	2,586	1,719,102
Richard Hipple	22,171,423	404,547	2,682	1,719,102
Stewart Watson	22,496,152	79,613	2,887	1,719,102
Sylvia A. Stein	22,301,829	272,042	4,781	1,719,102

Ordinary Resolution 8: Approval of the Directors’ Remuneration Report

The Company’s shareholders approved the Directors’ Remuneration Report for the year ended December 31, 2025

Votes For	Votes Against	Abstentions	Non-Votes
21,502,968	548,112	527,572	1,719,102

Ordinary Resolution 9: Approval of Executive Compensation

The Company’s shareholders approved, by non-binding advisory vote, that the compensation of the Company’s Named Executive Officers for the year ended December 31, 2025 be approved.

Votes For	Votes Against	Abstentions	Non Votes
21,501,896	551,982	524,774	1,719,102

Ordinary Resolution 10: Frequency of “say-on-pay” votes

On a non-binding advisory basis, the Company’s shareholders voted to hold a “say-on-pay” vote on the compensation of the Company’s Named Executive Officers every 1 year, consistent with the recommendation of the Board of Directors (the “Board”).

Votes for Every 1 Year	Votes for Every 2 Years	Votes for Every 3 Years	Abstentions	Non Votes
21,569,645	2,795	994,820	11,392	1,719,102

In light of the results of this vote and other factors, on June 11, 2026, the Board resolved that it would hold an advisory vote on the compensation of its Named Executive Officers every 1 year until the Company holds the next shareholder advisory vote on the frequency of “say-on-pay” votes, which shall be no later than the Company’s 2027 Annual General Meeting of Shareholders.

Ordinary Resolution 11: Ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company until conclusion of the 2027 Annual General Meeting

The Company’s shareholders ratified the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company until conclusion of the 2027 Annual General Meeting.

Votes For	Votes Against	Abstentions	Non-Votes
23,224,484	1,067,255	6,015	–

Ordinary Resolution 12: Authorization of the Audit Committee to set the independent auditor’s remuneration

The Company’s shareholders authorized the Audit Committee to set the remuneration of PricewaterhouseCoopers LLP as the Company’s independent auditor.

Votes For	Votes Against	Abstentions	Non-Votes
24,280,164	12,626	4,964	–

Special Resolution 13: Authorization of the Board of Directors to issue shares and to grant rights to subscribe for or convert securities into shares

The Board of Directors be generally and unconditionally authorized, for the purposes of section 551 of the Companies Act, to exercise all powers of the Company to issue shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $70,739,136, which is equivalent to 20% of the Company’s issued share capital as of April 1, 2026, to such persons and at such times and on such terms as the Directors think proper, provided that this authority shall, unless renewed, varied, or revoked by the Company, expire upon conclusion of the next Annual General Meeting of the Company

Votes For	Votes Against	Abstentions	Non-Votes
23,679,176	609,041	9,537	–

Special Resolution 14: Authorization of the Board of Directors to disapply preemptive rights to equity securities issued or sold for cash

The Company’s shareholders authorized the Board of Directors be generally authorized, in accordance with sections 570 and 573 of the Companies Act, to issue equity securities (as defined in section 560 of the Companies Act) for cash, pursuant to the authority conferred on the Board by Resolution 13 above, and/or to sell ordinary shares (as defined in section 560 of the Companies Act) held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act did not apply to any such issuance or sale. This power shall be limited to the issuance of equity securities or sale of treasury shares up to an aggregate nominal amount of $17,684,784 and shall expire upon conclusion of the 2027 Annual General Meeting.

Votes For	Votes Against	Abstentions	Non-Votes
24,151,541	139,175	7,038	–

Section 9 – Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit
Number         Description

104         Interactive Data File (Inline XRBL tagging embedded within Cover Page of this Current Report on Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Luxfer Holdings PLC
(Registrant)

Date: June 12, 2026

   By: /s/ Benjamin M. Coulson Name: Benjamin M. Coulson
Title: Corporate Controller & Company Secretary